Exhibit 99.1

GameStop Reports Record Second Quarter 2008 Results

Total Sales Increase 35%; Comparable Store Sales Increase 20%

Net Earnings Increase 162% Leading to 2nd Quarter EPS Above Guidance

Full Year EPS Guidance Boosted

GRAPEVINE, Texas--(BUSINESS WIRE)--GameStop Corp. (NYSE: GME), the world’s largest video game and entertainment software retailer, today reported sales and earnings for the second quarter ended August 2, 2008.

Net earnings were $57.2 million for the second quarter of 2008, compared to net earnings of $21.8 million for the second quarter of 2007, an increase of 162.1%. Diluted earnings per share were $0.34, compared to $0.13 in the prior year quarter, exceeding the high-end of previously released guidance by $0.06 per share.

GameStop sales increased 34.8% to $1,804.4 million in the second quarter, compared to $1,338.2 million in the prior year quarter. Comparable store sales increased 20.0% during the second quarter as new video game software sales grew 43%. The top five selling games during the quarter were Take Two’s Grand Theft Auto IV, Metal Gear Solid 4: Guns of the Patriots from Konami, NCAA Football 09 by Electronic Arts, Nintendo’s Wii Fit and Battlefield: Bad Company from Electronic Arts.

R. Richard Fontaine, Chairman and Chief Executive Officer, stated, “In the second quarter, we produced record revenues in each of the geographical regions where we operate. By prioritizing our investments and focusing our resources, GameStop continues to significantly outperform the specialty retail segment as a whole, when comparing top-line growth, comparable store sales, and net earnings growth.”

Fontaine continued, “We are raising our full year 2008 EPS guidance based on growth of the worldwide installed base and our expectations of a strong second half of the year. We have consistently delivered superior returns to our shareholders by driving value through our new and used business model, generating exceptional returns from our new store expansion and we fully expect this performance to continue.”

Daniel DeMatteo, GameStop's Vice Chairman and Chief Operating Officer, indicated, "GameStop customers not only have the benefit of our convenient locations, associates with unmatched product knowledge, and an attractive buy-sell-trade model, but an exceptional spectrum of games for all players. In fact, the National Retail Federation recently named GameStop as the top 'Power Player' Entertainment Retailer in the US.

“Expected releases in the second half of the year include great sequels like Guitar Hero: World Tour and Call of Duty: World at War, new IP such as LEGO Batman, Little Big Planet and Spore, as well as second generation hits like Fable 2, Rock Band 2 and Gears of War 2,” said DeMatteo.

Updated Guidance

Based on the stronger than expected results in the second quarter of 2008 and increased confidence in the second half video game line-up, GameStop is increasing its fiscal 2008 guidance.

Full year diluted earnings per share are now forecast to range from $2.45 to $2.50, representing a +36% to +39% growth rate over last year. Comparable store sales are projected to increase between +12% and +14% for the full year, with total sales growing between +23% and +25%.

For the third quarter of fiscal 2008, GameStop is forecasting diluted earnings per share to range from $0.36 to $0.38, representing EPS growth of +9% to +15%. Comparable store sales in the third quarter are expected to range from flat to +2%.

For the fourth quarter of fiscal 2008, GameStop is forecasting diluted earnings per share to range from $1.37 to $1.40, representing EPS growth of +20% to +23%. Comparable store sales in the fourth quarter are expected to range from +8% to +10%.

GameStop continues to believe that fiscal 2009 earnings per share will grow at least 25%. This guidance is based on our analysis that the unprecedented growth of new video game hardware during 2007 and 2008, combined with strong tie ratios, significant industry investment, and a great title line-up will drive new video game software sales to double-digit growth resulting in higher profitability for the company.

Note that guidance does not include debt retirement costs.

Conference Call and Webcast Information

A conference call with GameStop Corp.’s management is scheduled for August 21, 2008 at 11:00 AM ET to discuss the second quarter sales and earnings results. The conference call will be simulcast on the Internet at http://investor.gamestop.com. The conference call will be archived on the website until September 4, 2008.

About GameStop Corp.

Headquartered in Grapevine, TX, GameStop Corp. is the world's largest video game and entertainment software retailer. The company operates 5,557 retail stores in 16 countries worldwide. The company also operates two e-commerce sites, GameStop.com and EBgames.com, and publishes Game Informer(R) magazine, a leading multi-platform video game publication. GameStop Corp. sells new and used video game software, hardware and accessories for video game systems from Sony, Nintendo, and Microsoft. In addition, the company sells PC entertainment software, related accessories and other merchandise. General information on GameStop Corp. can be obtained at the company's corporate website: http://www.gamestopcorp.com.

Safe Harbor

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may include, but are not limited to, the outlook for fiscal 2008 and beyond, future financial and operating results, projected store openings, the company's plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of GameStop's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the inability to obtain sufficient quantities of product to meet consumer demand, including Nintendo's Wii; the timing of release of video game titles for next generation consoles; the risks associated with expanded international operations; and economic and other events that could reduce or impact consumer demand. Additional factors that could cause GameStop's results to differ materially from those described in the forward-looking statements can be found in GameStop's Annual Report on Form 10-K for the fiscal year ended February 2, 2008 filed with the SEC and available at the SEC's Internet site at http://www.sec.gov/ or http://investor.gamestop.com.

GameStop Corp.
Statements of Operations
(in thousands, except per share data)

	13 weeks	13 weeks
	ended	ended
	August 2, 2008	August 4, 2007

Sales	$1,804,420	$1,338,193
Cost of sales	1,320,297	976,894

Gross profit	484,123	361,299

Selling, general and administrative
expenses	347,745	278,434
Depreciation and amortization	36,309	32,118

Operating earnings	100,069	50,747

Interest expense, net	9,211	13,346
Debt extinguishment expense	--	2,027

Earnings before income
tax expense	90,858	35,374

Income tax expense	33,695	13,564

Net earnings	$57,163	$21,810

Earnings per common share:
Basic	$0.35	$0.14
Diluted	$0.34	$0.13

Weighted average common shares
outstanding:
Basic	163,390	158,438
Diluted	168,067	164,769

Percentage of Sales:

Sales	100.0%	100.0%
Cost of sales	73.2%	73.0%

Gross profit	26.8%	27.0%

SG&A expenses	19.3%	20.8%
Depreciation and amortization	2.0%	2.4%

Operating earnings	5.5%	3.8%

Interest expense, net	0.5%	1.0%
Debt extinguishment expense	0.0%	0.2%

Earnings before income
tax expense	5.0%	2.6%

Income tax expense	1.8%	1.0%

Net earnings	3.2%	1.6%

GameStop Corp.
Statements of Operations
(in thousands, except per share data)

	26 weeks	26 weeks
	ended	ended
	August 2, 2008	August 4, 2007

Sales	$3,618,037	$2,617,176
Cost of sales	2,660,508	1,907,108

Gross profit	957,529	710,068

Selling, general and administrative
expenses	676,412	535,550
Depreciation and amortization	71,145	63,153

Operating earnings	209,972	111,365

Interest expense, net	17,699	27,462
Debt extinguishment expense	2,331	8,751

Earnings before income
tax expense	189,942	75,152

Income tax expense	70,654	28,619

Net earnings	$119,288	$46,533

Earnings per common share:
Basic	$0.73	$0.30
Diluted	$0.71	$0.29

Weighted average common shares
outstanding:
Basic	162,607	155,938
Diluted	167,722	163,013

Percentage of Sales:

Sales	100.0%	100.0%
Cost of sales	73.5%	72.9%

Gross profit	26.5%	27.1%

SG&A expenses	18.7%	20.4%
Depreciation and amortization	2.0%	2.4%

Operating earnings	5.8%	4.3%

Interest expense, net	0.5%	1.1%
Debt extinguishment expense	0.1%	0.3%

Earnings before income
tax expense	5.2%	2.9%

Income tax expense	1.9%	1.1%

Net earnings	3.3%	1.8%

GameStop Corp.
Balance Sheets
(in thousands, except per share data)

	August 2,	August 4,
	2008	2007
ASSETS:
Current assets:
Cash and cash equivalents	$539,898	$349,277
Receivables, net	60,966	29,798
Merchandise inventories	970,057	713,836
Prepaid expenses and other current assets	68,470	51,951
Prepaid taxes	58,689	74,952
Deferred taxes	26,893	35,979
Total current assets	1,724,973	1,255,793

Property and equipment:
Land	12,033	11,298
Buildings & leasehold improvements	414,896	334,904
Fixtures and equipment	583,734	477,492
Total property and equipment	1,010,663	823,694

Less accumulated depreciation and amortization	485,665	349,927
Net property and equipment	524,998	473,767

Goodwill, net	1,447,572	1,402,845
Other noncurrent assets	74,854	49,100
Total assets	$3,772,397	$3,181,505

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable	$692,098	$517,233
Accrued liabilities	389,009	339,940
Note payable, current portion	--	12,173

Total current liabilities	1,081,107	869,346

Other long-term liabilities	82,299	72,492
Senior fixed and floating rate notes payable, net of discount	545,220	693,993
Total liabilities	1,708,626	1,635,831

Stockholders' equity:
Preferred stock - authorized 5,000 shares; no shares
issued or outstanding	--	--
Class A common stock - $.001 par value; authorized 300,000 shares;
163,653 and 158,993 shares issued and outstanding, respectively	164	159
Additional paid-in-capital	1,288,727	1,145,706
Accumulated other comprehensive income	33,384	19,359
Retained earnings	741,496	380,450
Total stockholders' equity	2,063,771	1,545,674
Total liabilities and stockholders' equity	$3,772,397	$3,181,505

GameStop Corp.
Schedule I
Sales Mix

	13 Weeks Ended		13 Weeks Ended
	August 2, 2008		August 4, 2007
		Percent		Percent
	Sales	of Total	Sales	of Total
Sales (in millions):

New video game hardware	$379.7	21.0%	$293.8	22.0%
New video game software	705.0	39.1%	494.2	36.9%
Used video game products	471.5	26.1%	357.3	26.7%
Other	248.2	13.8%	192.9	14.4%

Total	$1,804.4	100.0%	$1,338.2	100.0%

GameStop Corp.
Schedule II
Gross Profit Mix

	13 Weeks Ended		13 Weeks Ended
	August 2, 2008		August 4, 2007
		Gross		Gross
	Gross	Profit	Gross	Profit
	Profit	Percent	Profit	Percent

Gross Profit (in millions):

New video game hardware	$22.6	6.0%	$21.5	7.3%
New video game software	145.3	20.6%	100.2	20.3%
Used video game products	234.1	49.7%	173.2	48.5%
Other	82.1	33.1%	66.4	34.4%

Total	$484.1	26.8%	$361.3	27.0%

CONTACT:
Media Contact:
Chris Olivera
Vice President,
Corporate Communications
GameStop Corp.
(817) 424-2130
or
Investor Contact:
Matt Hodges
Director,
Investor Relations
GameStop Corp.
(817) 424-2130